UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 24, 2006

                                BLAIR CORPORATION
             (Exact name of registrant as specified in its charter)




      Delaware                  001-00878                      25-0691670
      --------                  ---------                      ----------
(State or other          (Commission File Number)     (IRS Employer File Number)
 jurisdiction of
 incorporation)


   220 Hickory Street, Warren, Pennsylvania                       16366-0001
   ----------------------------------------                       ----------
   (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

          On July 24, 2006 Blair Corporation (the "Company") issued a press release announcing its earnings for the second quarter and the six months ended June 30, 2006. The information contained in the press release, which is attached to this report as Exhibit 99.1 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

          The information contained in the press released attached to this report as Exhibit 99.1 is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

Item 9.01. Financial Statements and Exhibits.

           (a) Financial statements of businesses acquired.

                    Not applicable.

           (b) Pro forma financial information.

                    Not applicable.

           (c) Shell company transactions.

                    Not applicable.

           (d) Exhibits.

                    Exhibit 99.1 press release dated July 24, 2006.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





        Date:  July 24, 2006              BLAIR CORPORATION



                                     By:  /S/ JOHN E. ZAWACKI
                                          ---------------------------------
                                          John E. Zawacki
                                          President and Chief Executive Officer



                                     By:  /S/ LARRY J. PITORAK
                                          -------------------------------
                                          Larry J. Pitorak
                                          Interim Chief Financial Officer

                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                       Carl Hymans
Larry Pitorak, Chief Financial Officer                  G.S. Schwartz & Co
814-723-3600                                            212-725-4500
                                                        carlh@schwartz.com


                BLAIR CORPORATION REPORTS SECOND QUARTER RESULTS

WARREN, Pa., (July 24, 2006) -- Blair Corporation (Amex: BL), (www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the second quarter and six months ended June 30, 2006.

Net sales for the second quarter ended June 30, 2006 were $115.0 million, a decrease of 4.8%, compared to $120.8 million reported for the second quarter ended June 30, 2005. Second quarter 2005 net sales included $1.3 million from the Crossing Pointe catalog and the Allegheny Trail businesses which were closed in 2005. Higher unit sales volume was offset by lower average selling prices as a result of ongoing price point repositioning. We continue to monitor our merchandise and pricing programs to maximize results.

The traditional letter mailing channel, which has been in decline for some time, was replaced with a newly designed, item focused catalog featuring a collection of best selling products. The new catalog's first mailing occurred in July 2006.

The Company reported net income for the second quarter ended June 30, 2006 of $233,000, or $.06 per basic and diluted share, compared to net income of $6.1 million, or $0.74 per basic share and $0.73 per diluted share, reported for the second quarter of 2005. The per share results for the second quarter of 2006 reflect the reduction of weighted average shares outstanding resulting from Blair's tender offer for the repurchase of 4.4 million outstanding shares on August 16, 2005. The Company had 3.9 million shares of common stock outstanding at June 30, 2006, compared to 8.2 million shares at June 30, 2005. Without the reduction in outstanding shares for the second quarter of 2006, basic and diluted per share results would have been $0.03.

In November, 2005, Blair sold its credit portfolio to a third party provider. Net income and earnings per share results for the second quarter and first six months of 2006 reflect the impact of the transition from the Company managing its proprietary credit program to having a third party administer the Blair Credit program. As a result of the sale of the credit portfolio, the Company no longer receives finance charge revenue, does not incur bad debts and has lower general and administrative costs associated with the administration of the credit portfolio. We continue to work closely with our credit partner to develop and define marketing initiatives that will provide additional customer benefits and improve Blair Credit usage when buying our products. During the second quarter of 2006 we began to see improved acceptance for the new Blair Credit card. The Company anticipates a return over time of Blair Credit activity to approach historical proprietary credit program levels.

Excluding the net results generated by the credit portfolio in the second quarter of 2005, Blair would have realized net income of $4.4 million or $0.54 per basic share and $.53 per diluted share compared to the reported net income of $6.1 million, or $0.74 per basic share and $0.73 per diluted share for the second quarter of 2005.

Reported results for the second quarter of 2006 include the continued improvement in our product procurement area. Cost of goods sold as a percentage of net sales for the second quarter of 2006 was 44.4%, a significant improvement from 45.3% for the second quarter of 2005. This improvement can be attributed to increased direct sourcing by the Company, continued partnering with all of our venders, and better efficiencies in our inventory liquidation program.

Results for the second quarter of 2006 were adversely impacted by higher advertising expenses of $5.1 million over second quarter 2005 levels reflecting increased catalog circulation and higher customer acquisitions costs. Advertising expense increases also include the effects of higher paper and postage costs incurred in the creation and distribution of the catalogs. General and administrative expenses for the second quarter 2006 were $3.9 million lower than the comparable period a year ago. The reduction is primarily attributable to the elimination of costs associated with Blair's in-house credit program, as well as adjustments to several compensation plans that were based on reported results. Offsetting the lower general administrative expenses for the quarter was a pre-tax severance charge of $2.0 million associated with restructuring efforts.

The Company acquired 89,500 shares of its common stock through open market purchases during the second quarter of 2006 and has remaining authorization as of June 30, 2006 to purchase 310,500 shares.

Net sales for the six months ended June 30, 2006 were $217.7 million, a decrease of 4.7%, compared to $228.4 million reported for the six months ended June 30, 2005. Reported sales for 2005 include $1.9 million attributable to sales from our Allegheny Trail and Crossing Pointe businesses which were closed in 2005. Higher unit sales volume was offset by lower average selling prices as a result of continued price point repositioning.

Results for the first six months of 2006 included sustained improvements in procurement practices which partially offset higher operational expenses. Cost of goods sold continued to reflect solid improvements as a result of our direct sourcing strategy for product. Advertising expenses for the six months ended June 2006 were $66.4 million, an increase of $7.2 million or 12.1% over the comparable period in 2005. This increase is primarily attributable to greater circulation volume along with higher expenses associated with postage and paper costs. General and administrative expenses for the first six months of 2006 were $3.4 million lower than the prior year, primarily as a result of continued restructuring efforts to generate operational efficiencies along with savings associated with the sale of our in house credit program. Included in the six month general and administrative expenses were severance costs of $3.5 million and $425,000 for the 2006 and 2005 periods, respectively.

The Company reported a net loss for the six months ended June 30, 2006 of $4.6 million, or $1.17 per basic share, compared to net income of $6.7 million, or $0.82 per basic share and $0.81 per diluted share, reported for the first six months ended June 30, 2005. The per share results for the six months ended June 30, 2006 reflect the aforementioned reduction of weighted average shares outstanding resulting from Blair's tender offer for the repurchase of 4.4 million outstanding shares on August 16, 2005. Without the reduction in outstanding shares for the first six months of 2006, basic per share results would have been a loss of $0.55.

Results for the six month period ending June 2005, excluding the impact of credit would have shown net income of $2.7 million or $0.33 per basic share and $0.32 per diluted share compared to the reported net income of $6.7 million or $0.82 per basic share and $0.81 per diluted share.

Blair's e-commerce channel generated $27.0 million and $53.5 million in net sales for the second quarter and first six months of 2006 respectively, compared to $22.8 million and $46.0 million for the second quarter and first six months of 2005.

During the second quarter of 2006, web site traffic increased 22% over second quarter 2005 levels. Purchase conversion rates also increased 6%, demonstrating our customers' increased willingness to buy online. In addition, the revenue resulting from investments in keyword searches rose 84%.

The year-over-year increase reflects our customer's interest in migrating to Blair.com and the impact of internal initiatives designed to encourage customers to purchase online. Improved site search and enhanced navigation capabilities were also implemented during the second quarter of 2006 to facilitate the customer's shopping experience.

John E. Zawacki, President and Chief Executive Officer of Blair said, "Blair actually realized an increase in customer demand for our products in the second quarter of 2006. This increase is particularly gratifying given the impact of high energy and fuel costs which continued to impact customer discretionary income. Blair is addressing these challenging times within the retail market segment it serves by continuing to implement a series of initiatives geared to enhance the customer's buying experience and to improve product demand. We are dedicated to reinforcing our position as the premier direct marketer to value-conscious consumers and increasing long-term shareholder value."

ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web site www.blair.com. Blair Corporation employs approximately 1,900 associates (worldwide) and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $450 million, is publicly traded on the American Stock Exchange (Amex: BL). For additional information, please visit http://www.blair.com.

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                           --Financial table follows--

                       Blair Corporation and Subsidiaries

                        Consolidated Statements of Income


                                                               (Unaudited)                              (Unaudited)
                                                           Three Months Ended                        Six Months Ended
                                                                 June 30                                  June 30
                                                          2006              2005                  2006              2005
                                                    ----------------  ----------------      ----------------  ----------------
Net sales                                             $115,021,551       $120,834,539         $217,704,542      $228,392,458
Other revenue                                            1,631,159         10,860,582            3,142,439        21,576,154
                                                     --------------     --------------       --------------    --------------
                                                       116,652,710        131,695,121          220,846,981       249,968,612

Cost and expenses:
  Cost of goods sold                                    51,017,467         54,704,494           98,937,597       107,479,255
  Advertising                                           34,888,118         29,798,990           66,431,833        59,257,695
  General and administrative                            30,517,057         34,444,325           62,938,901        66,304,143
  Provision for doubtful accounts                           32,445          3,414,333               83,322         6,906,965
  Interest (income) expense, net                          (301,585)          (308,761)            (617,746)         (433,990)
  Other expense (income), net                              130,937              2,666              178,533          (206,853)
                                                     --------------     --------------       --------------    --------------
                                                       116,284,439        122,056,047          227,952,440       239,307,215
                                                     --------------     --------------       --------------    --------------
Income (loss) before income taxes                          368,271          9,639,074           (7,105,459)       10,661,397

Income taxes (benefit) provision                           135,000          3,575,000           (2,544,000)        3,947,000
                                                     --------------     --------------       --------------    --------------
Net income (loss)                                     $    233,271       $  6,064,074         $ (4,561,459)     $  6,714,397
                                                     ==============     ==============       ==============    ==============

Basic earnings (loss) per share based on
   weighted average shares outstanding*                      $0.06              $0.74               ($1.17)            $0.82

Diluted earnings (loss) per share based on
   weighted average shares outstanding
   and assumed conversions*                                  $0.06              $0.73               ($1.17)            $0.81

Weighted average basic shares outstanding*               3,900,698          8,191,942            3,903,550         8,184,428

Weighted average diluted shares outstanding*             3,995,796          8,324,925            4,002,576         8,317,667




*The per share results for the second quarter of 2006 reflect the reduction of weighted average shares outstanding resulting from Blair's tender offer for the repurchase of 4.4 million outstanding shares on August 16, 2005. The Company had
3.9 million shares of common stock outstanding at June 30, 2006, compared to 8.2 million shares at June 30, 2005. Without the reduction in outstanding shares for the three months and six months ended June 30, 2006, basic and diluted per share results would have been $0.03 and a loss of $0.55, respectively.

                       Blair Corporation and Subsidiaries

                           Consolidated Balance Sheets

                                                      (Unaudited)
                                                        June 30      December 31
                                                         2006           2005
                                                     ------------   ------------
Assets
Current Assets:

 Cash and cash equivalents                           $ 27,184,331   $ 53,099,129
 Receivables, less allowances for doubtful
 accounts of $130,833 in 2006 and $158,471 in 2005      3,982,540      2,987,832
 Inventories:
   Merchandise                                         67,432,934     71,217,282
   Advertising and shipping supplies                    7,612,469     12,146,732
                                                     ------------   ------------
                                                       75,045,403     83,364,014
 Deferred income taxes                                  3,185,000        731,000
 Prepaid expenses                                       2,695,691      2,781,777
                                                     ------------   ------------
Total current assets                                  112,092,965    142,963,752


Property, plant and equipment:
  Land                                                  1,142,144      1,142,144
  Buildings and leasehold improvements                 66,977,336     66,609,565
  Equipment                                            76,358,532     75,320,297
  Construction in progress                              5,536,155      3,961,206
                                                     ------------   ------------
                                                      150,014,167    147,033,212
  Less allowances for depreciation                    101,218,477     98,350,258
                                                     ------------   ------------
                                                       48,795,690     48,682,954

Trademark                                                 307,556        343,678
Other long-term assets                                  1,186,374      1,103,903
                                                     ------------   ------------
Total assets                                         $162,382,585   $193,094,287
                                                     ============   ============

                       Blair Corporation and Subsidiaries

                                                  (Unaudited)
                                                    June 30       December 31
                                                      2006           2005
                                                 --------------   -------------
Liabilities and Stockholders' Equity
Current liabilities:
  Trade accounts payable                          $ 16,070,411    $ 29,137,285
  Advance payments from customers                    2,742,464       1,873,803
  Reserve for sales returns                          4,475,000       4,602,000
  Accrued expenses                                  17,234,195      20,994,747
  Accrued federal and state taxes                    1,086,761       6,782,444
  Current portion of capital lease obligations          16,272          19,198
                                                  -------------    ------------
Total current liabilities                           41,625,103      63,409,477

Capital lease obligations, less current portion         18,594          14,695

Deferred income taxes                                2,056,000       2,582,000

Other long-term liability                              239,856         679,720

Stockholders' equity:
  Common stock without par value:
   Authorized 12,000,000 shares
   issued 10,075,440 shares (including shares
   held in treasury) -- stated value                   419,810         419,810
  Additional paid-in capital                        13,510,848      13,553,937
  Retained earnings                                327,182,053     334,023,925
  Accumulated other comprehensive loss                 (24,141)        (48,579)
                                                  -------------   -------------

                                                   341,088,570     347,949,093
  Less 6,174,955 shares in 2006 and 6,124,818
    shares in 2005 of common stock
    in treasury -- at cost                         222,826,482     221,381,619
  Less receivable and deferred compensation
    from stock plans                                  (180,944)        159,079
                                                  -------------   -------------
Total stockholders' equity                         118,443,032     126,408,395
                                                  -------------   -------------
Total liabilities and stockholders' equity        $162,382,585    $193,094,287
                                                  =============   =============